Exhibit 99.1

Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

July 29, 2009	Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda

Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm
ADDITIONAL DISCLOSURE ON THE VALIDUS HOLDINGS, LTD. (“VALIDUS”)
CONSOLIDATED INVESTMENT PORTFOLIO (THE “PORTFOLIO”)
As of June 30, 2009, the Portfolio had a fair market value of $3,530.6 million. Validus is providing the following additional disclosure on the composition of its Portfolio in response to the continued volatility in the global credit markets.
Validus Mortgage-Backed And Asset-Backed Securities Portfolio
Market Values (in USD MM) as of June 30, 2009

	RATING
	Gov’t	AAA	AA	A	BBB	BB	B	Other	Total
Mortgage-Backed Securities
Residential Mortgage-Backed GNMA	100.3	—	—	—	—	—	—	—	100.3
FNMA	254.2	—	—	—	—	—	—	—	254.2
Freddie Mac	187.9	—	—	—	—	—	—	—	187.9

Total Agency RMBS	542.4	—	—	—	—	—	—	—	542.4
Non-Agency RMBS	—	51.0	8.3	22.8	17.7	1.2	57.4	23.3	181.7

Total Residential Mortgage-Backed	542.4	51.0	8.3	22.8	17.7	1.2	57.4	23.3	724.1
Commercial Mortgage-Backed	—	66.4	—	—	—	—	—	—	66.4

Total Mortgage-Backed Securities	542.4	117.4	8.3	22.8	17.7	1.2	57.4	23.3	790.5
Asset-Backed Securities
Sub Prime	—	2.8	—	1.3	—	—	—	—	4.1
Credit Cards	—	9.3	—	—	—	—	—	—	9.3
Autos	—	52.0	0.4	—	0.9	—	—	—	53.3
Stranded Cost & UK ABS	—	9.5	—	—	—	—	—	—	9.5

Total Asset-Backed Securities	—	73.6	0.4	1.3	0.9	—	—	—	76.2

Total Asset-Backed and Mortgage-
Backed Securities									866.7

Note: Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.

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Residential Mortgage Backed Securities (“RMBS”) (20.5% of total cash and investments*)
GSE (Government Sponsored Enterprise) RMBS (15.4%)

The Portfolio contains $542.4 million in GSE residential mortgage-backed securities.
Validus’ GSE RMBS allocation has a weighted-average effective duration of 2.3 years; a weighted-average life of 3.9 years; a fair market price of 104.12 and corresponding yield of 3.6%; a book yield of 4.6% and an unrealized gain of approximately $13.0 million.
Non-Agency RMBS — Prime (2.5%)
The Portfolio’s $86.9 million prime non-Agency RMBS allocation includes $40.2 million of AAA rated securities. All of these securities were originally rated AAA at the time of purchase. 55.6% of Validus’ prime non-Agency allocation consists of securities whose loans were originated in 2005 and prior; 19.5% of the prime RMBS allocation was issued in 2006. The allocation has a weighted average current credit enhancement of 8.3%, which will increase as the securities pay down. The allocation has a weighted-average FICO score of 738 and a loan-to-value ratio of 66.3%.
Validus’ overall prime non-agency allocation has a weighted-average effective duration of 2.6 years; a weighted-average life of 4.0 years; a fair market price of 77.76 and corresponding yield of 13.7%; an equivalent weighted-average book yield of 5.5%; and an unrealized loss of approximately $27.5 million.
The following table shows fair market values by vintage year and rating:
Fair Market Values (in USD MM) of Prime non-Agency RMBS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	10.0	—	5.0	0.6	6.1	21.7
2006	0.6	—	10.2	—	6.1	16.9
2005	16.6	3.2	5.8	0.8	5.2	31.6
2004 and prior	13.0	—	3.1	0.6	—	16.7

Total	40.2	3.2	24.1	2.0	17.4	86.9

Note: Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.
Non-Agency RMBS — Alt-A (2.7%)
6.3% of the Portfolio’s $94.7 million Alt-A non-Agency RMBS allocation consists of AAA rated securities. All of these securities were originally rated AAA at the time of purchase. 49.1% of Validus’ Alt-A non-Agency allocation consists of securities whose loans were originated in 2006 and prior. The allocation has a weighted average current credit enhancement of 24.1%, which will increase as the securities pay down. The allocation has a weighted-average FICO score of 711 and a loan-to-value ratio of 77.6%.
Validus’ overall Alt-A non-agency allocation has a weighted-average effective duration of 2.5 years; a weighted-average life of 4.4 years; a fair market price of 79.65 and corresponding yield of 5.6%; an equivalent weighted-average book yield of 3.5%; and an unrealized loss of approximately $22.7 million.
The Company determined that markets for certain of its non-agency RMBS (“identified non-agency RMBS securities”), primarily Alt-A, were illiquid at June 30, 2009. As a result, the identified non-agency RMBS securities were deemed to be Level 3 securities as defined by Financial Accounting Standard 157 (“FAS 157”). The Company applied the guidance in FSP FAS 157-4 to determine the fair market value of the identified non-agency RMBS securities using a discounted cash flow model.
The following table shows fair market values by vintage year and rating:

*	Total cash and investments at 6/30/09 (MMs) = $3,530.6

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Fair Market Values (in USD MM) of Alt-A non-Agency RMBS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	1.9	4.0	—	—	42.3	48.2
2006	—	—	—	—	20.9	20.9
2005	4.1	—	1.6	4.0	13.3	23.0
2004 and prior	—	1.1	1.5	—	—	2.6

Total	6.0	5.1	3.1	4.0	76.5	94.7

Note: Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.
ABS (2.2% of total cash and investments *)
Auto & Credit Card ABS — Non Sub-Prime (2.1%)
The Portfolio’s $72.1 million allocation to ABS includes $70.8 million of AAA rated securities. The ABS portfolio excluding Sub-Prime consists of auto, credit card, stranded cost and UK ABS. 57.4% of Validus’ auto- and credit card-backed allocation consists of securities whose loans were originated in 2006 and prior.
Validus’ ABS allocation, excluding Sub-Prime, has a weighted-average effective duration of 0.5 years; a weighted-average life of 0.6 years; a fair market price of 101.31 and corresponding yield of 2.4%; a book yield of 4.7% and an unrealized gain of approximately $0.9 million.
Home Equity ABS — Sub-Prime (0.1%)
The Portfolio’s $4.1 million sub-prime home equity ABS allocation includes $2.8 million of AAA rated securities. 67.3% of Validus’ sub-prime allocation consists of securities issued in 2006 and prior. The allocation has a weighted-average current credit enhancement of 37.3%. The credit enhancement will continue to increase as the securities pay down. The securities have a weighted-average FICO score of 619 and a loan-to-value ratio of 78.6%.
Validus’ overall home equity ABS allocation has a weighted-average effective duration of 0.9 years; a weighted-average life of 1.0 years; a fair market price of 84.69 and corresponding yield of 30.9%; a book yield of 0.5%; and an unrealized loss of approximately $0.9 million.
The following table shows fair market values by vintage year and rating:
Fair Market Values (in USD MM) of Sub prime HEL ABS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	1.3	—	—	—	—	1.3
2006	1.0	—	1.3	—	—	2.3
2005	—	—	—	—	—	-
2004 and prior	0.5	—	—	—	—	0.5

Total	2.8	—	1.3	—	—	4.1

Note: Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.
CMBS (1.9% of total cash and investments *)
The Portfolio’s $66.4 million CMBS allocation consists entirely of AAA rated securities. The Portfolio is well-diversified with seasoned deals that have collateral with transparent histories. 89.2% of Validus’ CMBS allocation consists of securities issued in 2004 and prior. The allocation has a weighted average current credit enhancement of 29.5% and defeasance adjusted credit enhancement of 48.5%, both of which will increase as the securities pay down. The average loan-to-value ratio is 69.5% and the debt service coverage ratio in excess of 1.61.

*	Total cash and investments at 6/30/09 (MMs) = $3,530.6
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Validus’ overall CMBS allocation has a weighted-average effective duration of 0.9 years; a weighted-average life of 1.0 years; a fair market price of 101.25 and corresponding yield of 4.6%; a book yield of 5.2%; and an unrealized gain of approximately $0.5 million.
The following table shows fair market values by vintage year and rating:
Fair Market Values (in USD MM) of CMBS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	7.1	—	—	—	—	7.1
2006	—	—	—	—	—	—
2005	—	—	—	—	—	—
2004 and prior	59.3	—	—	—	—	59.3

Total	66.4	—	—	—	—	66.4

Note: Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.
The following table shows fair market values by vintage year and rating:

*	Total cash and investments at 6/30/09 (MMs) = $3,530.6
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As of June 30, 2009, the Portfolio’s allocation to Corporate and Financial issuers was $788.7 million and $226.1 million, respectively. The following table presents the ten largest Corporate and ten largest Financial issuers as of June 30, 2009:
Corporate Issuers

		% of Total
	Fair Value	Cash and
ISSUER	($MM)	Investments

VERIZON	$50.2	1.4%
AT&T INC	41.2	1.2%
WELLS FARGO	31.8	0.9%
JP MORGAN CHASE & CO	23.8	0.7%
BANK OF AMERICA	23.4	0.7%
GENERAL ELECTRIC	23.3	0.7%
HEWLETT-PACKARD	22.8	0.6%
PEPSICO INC	19.7	0.6%
ORACLE	18.5	0.5%
ROCHE HOLDINGS	15.9	0.5%

Sub-total	$270.6	7.8%

Financial Issuers

		% of Total
	Fair Value	Cash and
ISSUER	($MM)	Investments

WELLS FARGO	$31.8	0.9%
JP MORGAN CHASE & CO	23.8	0.7%
BANK OF AMERICA	23.4	0.7%
GENERAL ELECTRIC	23.3	0.7%
CITIGROUP	15.3	0.4%
HSBC HOLDINGS	11.5	0.3%
GOLDMAN SACHS GROUP INC	9.7	0.3%
BANCO SANTANDER SA	8.8	0.2%
MORGAN STANLEY	8.7	0.2%
NORTHERN TRUST	8.1	0.2%

Sub-total	$164.4	4.6%

[1]	Issuers exclude government-backed, government-sponsored enterprises and cash and cash equivalents.

[2]	Credit exposures represent only direct exposure to fixed maturities and short-term investments of the parent issuer and its major subsidiaries.
These exposures exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

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